EXHIBIT 10.50

MANHATTAN ASSOCIATES, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT FOR EMPLOYEES

Name of Employee:	Number of Units:

Award Date:	Vesting Start Date:

*	If the information above is not completed, and this Agreement (as defined below) is being executed and delivered via an online grant acceptance system (an “OLGA,” and an Agreement that is executed and delivered via OLGA, an “OLGA Grant”), then the information appearing on the OLGA grant summary screen with respect to the Units (as defined below) covered by this Agreement that corresponds to the information called for above is hereby incorporated by reference into this Agreement and hereby made a part hereof.

THIS AGREEMENT (the “Agreement”) is made and entered into as of the Award Date noted above (or if not noted above, and this is an OLGA Grant, the Award Date set forth on the OLGA grant summary screen with respect to these Units), by and between Manhattan Associates, Inc., a Georgia corporation (the “Company”), and the individual employee noted above (or if not noted above, and this is an OLGA Grant, the individual employee accessing OLGA with respect to these Units) (“Employee”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Manhattan Associates, Inc. 2007 Stock Incentive Plan (the “Plan”) for the purpose of securing and retaining the services of officers, directors, key employees, and consultants of the Company, and providing incentives to those who are primarily responsible for the operations of the Company to shape and carry out the long-range plans of the Company and aiding in its continued growth and financial success; and

WHEREAS, the Plan achieves such goals by providing the opportunity to receive compensation which is based upon appreciation in the value of the shares of the common stock, par value $.01 (“Common Stock”), of the Company (the “Shares” or the “Shares of Common Stock”);

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized the grant to Employee under the Plan of an award of restricted stock units (“Units”) representing the right to receive Shares under the circumstances described below, and the Company and Employee wish to confirm herein the terms, conditions, and restrictions of the Units;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree:

SECTION 1

AWARD OF RESTRICTED STOCK UNITS

1.1 Award of Restricted Stock Units. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, the Company hereby awards to Employee that number of Units set forth at the top of this page (or if not set forth above, and this is an OLGA Grant, as set forth on the OLGA grant summary screen with respect to these Units), with each Unit representing the right to receive a Share of Common Stock at a future date and time, subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan.

1.2 Vesting of Units. Employee shall become vested in the Units as set forth in Schedule I hereto, which is incorporated by reference herein and hereby made a part hereof. References herein to this Agreement shall be deemed to include Schedule I. Each date on which one or more Units vest is referred to as a “Vesting Date.”

For purposes of this Agreement, “Continuous Service” means a period of continuous performance of services by Employee for the Company, a parent, or a subsidiary. Continuous Service shall end upon Employee’s termination of employment, unless determined otherwise by the Committee or its designee in its sole and absolute discretion. Any question or dispute as to when the Employee’s Continuous Service begins or ends shall be determined by the Committee or its designee in its sole and absolute discretion.

Notwithstanding the preceding provisions, the Committee may, in its sole discretion, accelerate the vesting of the Units in whole or in part. The Units that have become vested pursuant to the above provisions are herein referred to as the “Vested Units” and all Units that are not Vested Units are sometimes herein referred to as the “Unvested Units.” EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS BEEN FULLY ADVISED TO CONSULT WITH HIS OWN TAX CONSULTANTS REGARDING THE AWARD OF UNITS DESCRIBED HEREIN.

1.3 Settlement of Units by Delivery of Shares. Each Vested Unit shall be settled by the delivery of a Share of Common Stock on the Vesting Date for that Unit, or as soon as administratively practicable, but no more than 30 days, thereafter; provided however, if (a) Section 409A of the Internal Revenue Code of 1986 (the “Code”) applies to the vesting of the Unit or the delivery of the underlying Share, (b) the delivery is on account of Employee’s “separation from service” as defined in Code Section 409A and the regulations thereunder, and (c) Employee is a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) on the delivery date, the delivery of the Share shall automatically be delayed until the first business day after the date that is six months after Employee’s separation from service (or, if earlier, the date of Employee’s death).

The Company may deliver the Shares by delivery of physical stock certificates or by certificateless book-entry issuance. The Company may also deliver the Shares to Employee’s or, following Employee’s death, Employee’s estate’s broker-dealer or similar custodian and/or issue the Shares in “street name,” either by delivery of physical certificates or electronically.

1.4 Payment of Withholding Taxes.

(a) General. Prior to the delivery of Shares to Employee as provided in Section 1.3 above, Employee must arrange for the satisfaction of the minimum amount of any domestic or foreign tax withholding obligation, whether national, federal, state or local (the “Tax Withholding Obligation”) in a manner acceptable to the Company.

(b) Methods. Payment of the Tax Withholding Obligation may be made: (i) by Employee’s delivery to the Company no later than the business day immediately prior to the expected delivery date of the Shares, which expected delivery date shall be the Vesting Date unless the Company notifies Employee of some other expected delivery date, of the full Tax Withholding Obligation in U.S. dollars in cash or check; or (ii) by the Company withholding Shares otherwise issuable pursuant to the vesting and settlement of the Units having a Fair Market Value equal to the Tax Withholding Obligation. If Employee does not timely satisfy the Tax Withholding Obligation in accordance with subsection (i) of this Section 1.4(b, then the Company shall withhold Shares in accordance with subsection (ii) of this Section 1.4(b). In addition, Employee may satisfy the Tax Withholding Obligation by any other method available under the Plan if approved by the Committee or its designee.

(c) Right to Retain Shares, Salary, etc. The Company may refuse to issue any Shares to Employee until Employee satisfies the Tax Withholding Obligation. To the maximum extent permitted by law and the Plan, the Company has the right to retain, without notice, from Shares issuable under the Units or from salary or other amounts payable to Employee, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

1.5 No Rights as Shareholder. Unless and until such time as Shares are delivered in settlement of the Vested Units, Employee shall have no ownership of the Shares subject to the Units and shall have no right to dividends or to vote such Shares.

SECTION 2

RESTRICTIONS AND FORFEITURE OF UNITS

2.1 Forfeiture of Unvested Units. In addition to any forfeiture conditions set forth in Schedule I, if Employee’s Continuous Service ends for any reason, Employee shall forfeit to the Company all Unvested Units, along with any and all rights or subsequent rights attached thereto, effective immediately.

2.2 Restrictions on Transfer of Unvested Units. Without the prior written consent of the Committee or its designee, the granting of which shall be within the sole and complete discretion of the Committee, or as applicable, its designee, no Unvested Units may be in any manner conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Employee, in whole or in part.

SECTION 3

GENERAL PROVISIONS

3.1 Change in Capitalization. If the number of outstanding Shares of the Common Stock shall be increased or decreased by a change in par value, split-up, stock split, reverse stock split, reclassification, distribution of common stock dividend, or other similar capital adjustment, an appropriate adjustment shall be made by the Committee in the number and kind of shares underlying the Units such that Employee’s proportionate interest shall be maintained as before the occurrence of the event; provided, however, that no fractional shares shall be issued in making such adjustment. All adjustments made by the Committee under this Section shall be final, binding, and conclusive.

3.2 Legends. Employee agrees that the Company may endorse the Share certificates with any legends required by applicable federal or state securities laws. The Company need not register a transfer of the Shares, and may also instruct its transfer agent, if any, not to register the transfer of the Shares unless the conditions specified in the foregoing legends are satisfied.

3.3 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia, without regard to its conflict of laws principles.

3.4 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

3.5 Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

3.6 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

3.7 Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement, and any applicable OLGA screen, expresses the entire understanding and agreement of the parties with respect to the subject matter. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

3.8 Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Units or any portion thereof in contravention of this Agreement shall be a violation of the terms of this Agreement and shall be null, void and without effect ab initio.

3.9 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

3.10 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

3.11 No Employment Rights Created. Neither the establishment of the Plan nor the award of Units hereunder shall be construed as giving Employee the right to continued employment with the Company.

3.12 Compliance with Code Section 409A. This Agreement and these Units are intended to be exempt from or otherwise to satisfy the requirements of Section 409A of the Code and any regulations or guidance that may be adopted thereunder from time to time and shall be interpreted by the Committee as it determines necessary or appropriate in accordance with Section 409A of the Code to avoid a plan failure under Section 409A(a)(1) of the Code.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Award Date noted above.

MANHATTAN ASSOCIATES, INC.

By:

Employee hereby acknowledges receipt of Agreement and has read and understands the terms and provisions of the Plan and any applicable OLGA screen, and accepts the award of Units subject to all the terms and conditions of the Agreement, the Plan and any applicable OLGA screen.

If Employee is executing and delivering this Agreement via OLGA, Employee’s clicking of the on-screen button labeled “Accept” (or similarly labeled button) constitutes Employee’s acceptance of, and express agreement to be bound by, the terms and conditions hereof, and his or her execution and delivery of this Agreement, without the necessity for a manual signature below or completion of the date and address fields below. Employee consents to the use of his or her electronic signature in the foregoing manner, and consents to the retention of this executed Agreement solely in electronic form and to the delivery to Employee via electronic methods of records related to this Agreement.

Employee Signature:	Date:

Employee Printed Name:

RESTRICTED STOCK UNIT AWARD AGREEMENT FOR EMPLOYEES

SCHEDULE I

Unit Vesting Provisions

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